        Exhibit 22.1
SYSCO CORPORATION
SUBSIDIARY GUARANTORS AND ISSUERS OF GUARANTEED SECURITIES

Guaranteed Securities
Debentures, interest at 7.16%, maturing on April 15, 2027
Debentures, interest at 6.50%, maturing on August 1, 2028
Senior notes, interest at 5.375%, maturing on September 21, 2035
Senior notes, interest at 6.625%, maturing on March 17, 2039
Senior notes, interest at 5.95%, maturing on April 1, 2030
Senior notes, interest at 4.85%, maturing on October 1, 2045
Senior notes, interest at 6.600%, maturing on April 1, 2040
Senior notes, interest at 3.30%, maturing on July 15, 2026
Senior notes, interest at 4.50%, maturing on April 1, 2046
Senior notes, interest at 3.250%, maturing on July 15, 2027
Senior notes, interest at 4.45%, maturing on March 15, 2048
Senior notes, interest at 2.400%, maturing on February 15, 2030
Senior notes, interest at 3.300%, maturing on February 15, 2050
Senior notes, interest at 6.600%, maturing on April 1, 2050
Senior notes, interest at 2.450%, maturing on December 14, 2031
Senior notes, interest at 3.150%, maturing on December 14, 2051
Senior notes, interest at 5.750%, maturing on January 17, 2029
Senior notes, interest at 6.000%, maturing on January 17, 2034
Senior notes, interest at 5.10%, maturing September 23, 2030
Senior notes, interest at 5.40%, maturing March 23, 2035
Senior notes, interest at 4.40%, maturing July 25, 2031
Senior notes, interest at 4.95%, maturing March 25, 2036
$3.0 Billion Revolving Credit Facility

Subsidiary Name	Issuer	Guarantor
Sysco Corporation	X
Sysco Albany, LLC		X
Sysco Asian Foods, Inc.		X
Sysco Atlanta, LLC		X
Sysco Baltimore, LLC		X
Sysco Baraboo, LLC		X
Sysco Boston, LLC		X
Sysco Central Alabama, LLC		X
Sysco Central California, Inc.		X
Sysco Central Florida, Inc.		X
Sysco Central Illinois, Inc.		X
Sysco Central Pennsylvania, LLC		X
Sysco Charlotte, LLC		X
Sysco Chicago, Inc.		X
Sysco Cincinnati, LLC		X
Sysco Cleveland, Inc.		X
Sysco Columbia, LLC		X
Sysco Connecticut, LLC		X
Sysco Detroit, LLC		X
Sysco Eastern Maryland, LLC		X
Sysco Eastern Wisconsin, LLC		X
Sysco Grand Rapids, LLC		X
Sysco Gulf Coast, LLC		X
Sysco Hampton Roads, Inc.		X
Sysco Hawaii, Inc.		X
Sysco Indianapolis, LLC		X
Sysco Iowa, Inc.		X
Sysco Jackson, LLC		X
Sysco Jacksonville, Inc.		X
Sysco Kansas City, Inc.		X
Sysco Knoxville, LLC		X
Sysco Lincoln, Inc.		X
Sysco Long Island, LLC		X
Sysco Los Angeles, Inc.		X
Sysco Louisville, Inc.		X
Sysco Memphis, LLC		X
Sysco Metro New York, LLC		X
Sysco Minnesota, Inc.		X
Sysco Montana, Inc.		X
Sysco Nashville, LLC		X
Sysco North Dakota, Inc.		X
Sysco Northern New England, Inc.		X
Sysco Philadelphia, LLC		X

Sysco Pittsburgh, LLC	X
Sysco Portland, Inc.	X
Sysco Raleigh, LLC	X
Sysco Riverside, Inc.	X
Sysco Sacramento, Inc.	X
Sysco San Diego, Inc.	X
Sysco San Francisco, Inc.	X
Sysco Seattle, Inc.	X
Sysco South Florida, Inc.	X
Sysco Southeast Florida, LLC	X
Sysco Spokane, Inc.	X
Sysco St. Louis, LLC	X
Sysco Syracuse, LLC	X
Sysco USA I, Inc.	X
Sysco USA II, LLC	X
Sysco USA III, LLC	X
Sysco Ventura, Inc.	X
Sysco Virginia, LLC	X
Sysco West Coast Florida, Inc.	X
Sysco Western Minnesota, Inc.	X